POWER OF ATTORNEY

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Robert E. Dolan and Karen E. Johnson, and each one of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form SB-2 of Sunshine PCS Corporation and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


               Signature                             Date

/s/ Karen E. Johnson                     January 22, 2001
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Karen E. Johnson

/s/ David S. Ahl                         January 22, 2001
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David S. Ahl

/s/ Robert E. Dolan                      January 22, 2001
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Robert E. Dolan